Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement (this “Amendment No. 2”) is entered into as of July 11, 2011 by and among ARGO GROUP INTERNATIONAL HOLDINGS, LTD., ARGO GROUP US, INC., ARGO INTERNATIONAL HOLDINGS LIMITED and ARGO UNDERWRITING AGENCY LIMITED (collectively, the “Borrowers”), JPMORGAN CHASE BANK, N.A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.

RECITALS

A. The Borrowers, the Administrative Agent and the Lenders are party to that certain $150,000,000 Credit Agreement dated as of April 30, 2010 (as amended by Amendment No. 1 thereto, the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment No. 2 shall have the meanings ascribed to them by the Credit Agreement.

B. The Borrowers, the Administrative Agent and the Lenders wish to amend the Credit Agreement to, among other things, (i) modify certain covenants therein, (ii) extend the Maturity Date, (iii) add an increase option to the Lenders’ Commitments and (iv) modify pricing terms, in each case on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendment to Credit Agreement. Effective as of the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is amended by inserting the following definitions in proper alphabetical order:

“Amendment No. 2” means that certain Amendment No. 2 to Credit Agreement dated as of July 11, 2011 among the Borrowers, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2 Effective Date” has the meaning assigned to such term in Amendment No. 2.

“Non-insurance Company Liquidity” means, as of the end of any fiscal quarter of the Parent, the sum of (a) the aggregate amount of dividends payable or paid by any Insurance Subsidiary without regulatory approval for the preceding 12-month period then ending; plus (b) the aggregate amount of dividends approved or paid by any Insurance Subsidiary during such 12-month period that exceeded the amount that could be paid without regulatory approval;

plus (c) the aggregate amount of distributions of profits for the Lloyds syndicate actually received by Parent and its Subsidiaries during such 12-month period; plus (d) the aggregate amount of cash and short-term liquidity of Parent and its Subsidiaries (other than any Insurance Subsidiary) as of the last day of such fiscal quarter.

(b) Section 1.01 of the Credit Agreement is amended by amending and restating the definitions of Dollar Tranche Commitment, Interest Coverage Ratio, Lenders, Maturity Date, Multicurrency Tranche Commitment, Tangible Net Worth and Total Interest Expense each in their entirety to read as follows:

“Dollar Tranche Commitment” means, with respect to each Lender, the commitment of such Lender to make Dollar Tranche Loans, expressed as an amount representing the maximum aggregate amount of such Lender’s Dollar Tranche Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Dollar Tranche Commitment as of the Amendment No. 2 Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Dollar Tranche Commitment, as applicable. The aggregate amount of the Lenders’ Dollar Tranche Commitments as of the Amendment No. 2 Effective Date is $20,000,000.

“Interest Coverage Ratio” means, as of the end of any fiscal quarter of the Parent, the ratio of (a) Non-insurance Company Liquidity to (b) Total Interest Expense, in each case for the period of four fiscal quarters then ended, computed on a consolidated basis for the Parent and its Subsidiaries.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or as provided in Section 2.09(e), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Maturity Date” means April 30, 2014.

“Multicurrency Tranche Commitment” means, with respect to each Lender, the commitment of such Lender to make Multicurrency Tranche Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Multicurrency Tranche Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Multicurrency Tranche Commitment as of the Amendment No. 2 Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency

Tranche Commitment, as applicable. The aggregate amount of the Lenders’ Multicurrency Tranche Commitments as of the Amendment No. 2 Effective Date is $150,000,000.

“Tangible Net Worth” means, with respect to a Borrower, an amount equal to (a) such Borrower’s total shareholder’s equity determined in accordance with GAAP, minus (b) the aggregate book value of the intangible assets, including goodwill, of such Borrower and its subsidiaries, all determined in accordance with GAAP; provided, however, that the effect of the application of FASB ASC 320 (formerly known as FAS 115) shall be excluded in the computation of Tangible Net Worth.

“Total Interest Expense” means, for any period, total interest expense with respect to outstanding Indebtedness of the Parent and its Subsidiaries and deducted in the computation of Net Income for such period (excluding interest attributable to any Capital Lease Obligations and any amount included in interest expense related to catastrophe bonds or other structured financing that provides insurance or reinsurance protection to the Parent and its Subsidiaries).

(c) Section 2.09 of the Credit Agreement is amended by (i) renaming the Section “Termination, Reduction and Increase of Commitments.” and (ii) inserting a new subsection (e) therein to read as follows:

(e) On up to three occasions after the Amendment No. 2 Effective Date, the Borrowers at their option (acting through the Borrower Representative) may, from time to time, seek to increase the total Commitments (allocated between the Dollar Tranche Commitments and the Multicurrency Tranche Commitments as the Borrower Representative may elect) by up to an aggregate amount of $37,500,000 (resulting in maximum total Commitments of $207,500,000) upon at least three (3) Business Days’ prior written notice to the Administrative Agent, which notice shall specify the amount of any such increase (which shall not be less than $10,000,000), indicate which tranche of Commitments is to be increased and shall certify that no Default or Event of Default has occurred and is continuing. After delivery of such notice, the Borrowers, in their sole discretion, may offer the increase (which may be declined by any Lender in its sole discretion) in the total Commitments on either a ratable basis to the Lenders or on a non pro-rata basis to one or more Lenders and/or to other Lenders or entities reasonably acceptable to the Administrative Agent, the Issuing Bank and the Borrower Representative. No increase in the total Commitments shall become effective until the existing or new Lenders extending such incremental Commitment amount and the Borrowers shall have delivered to the Administrative Agent a document in form and substance reasonably satisfactory to the Administrative Agent pursuant to which (i) any such existing Lender agrees to the amount of its Commitment increase and the tranche of Commitments to which such increase applies, (ii) any such new Lender agrees to its Dollar Tranche Commitment and/or Multicurrency Tranche Commitment, as

applicable, and agrees to assume and accept the obligations and rights of a Lender hereunder, (iii) the Borrowers accept such incremental Commitments, (iv) the effective date of any increase in the Commitments is specified and (v) the Borrowers certify that on such date the conditions for a new Loan set forth in Section 4.02 are satisfied. Upon the effectiveness of any increase in the total Dollar Tranche Commitments pursuant hereto, (i) each Dollar Tranche Lender (new or existing) shall be deemed to have accepted an assignment from the existing Dollar Tranche Lenders, and the existing Dollar Tranche Lenders shall be deemed to have made an assignment to each new or existing Dollar Tranche Lender accepting a new or increased Dollar Tranche Commitment, of an interest in each then outstanding Dollar Tranche Loan (in each case, on the terms and conditions set forth in the Assignment and Assumption) such that, after giving effect to such assignments, all Dollar Tranche Revolving Credit Exposure hereunder is held ratably by the Dollar Tranche Lenders in proportion to their respective Dollar Tranche Commitments. Upon the effectiveness of any increase in the total Multicurrency Tranche Commitments pursuant hereto, (i) each Multicurrency Tranche Lender (new or existing) shall be deemed to have accepted an assignment from the existing Multicurrency Tranche Lenders, and the existing Multicurrency Tranche Lenders shall be deemed to have made an assignment to each new or existing Multicurrency Tranche Lender accepting a new or increased Multicurrency Tranche Commitment, of an interest in each then outstanding Multicurrency Tranche Loan (in each case, on the terms and conditions set forth in the Assignment and Assumption) and (ii) the LC Exposure of the existing and new Multicurrency Tranche Lenders shall be automatically adjusted such that, after giving effect to such assignments and adjustments, all Multicurrency Tranche Revolving Credit Exposure hereunder is held ratably by the Lenders in proportion to their respective Multicurrency Tranche Commitments. Assignments pursuant to the preceding two sentences shall be made in exchange for, and substantially contemporaneously with the payment to the assigning Lenders of, the principal amount assigned plus accrued and unpaid interest and commitment and Letter of Credit fees. Payments received by assigning Lenders pursuant to this Section in respect of the principal amount of any Eurocurrency Loan shall, for purposes of Section 2.16 be deemed prepayments of such Loan. Any increase of the total Commitments pursuant to this Section 2.09(e) shall be subject to receipt by the Administrative Agent from the Borrowers of such supplemental opinions, resolutions, certificates and other documents as the Administrative Agent may reasonably request. No consent of any Lender (other than the Lenders agreeing to new or increased Commitments) shall be required for any incremental Commitment provided or Loan made pursuant to this Section 2.09(e).

(d) Section 6.01(l) of the Credit Agreement is amended and restated in its entirety to read as follows:

(l) [Intentionally Omitted]; and

(e) Section 6.01(m) of the Credit Agreement is amended and restated in its entirety to read as follows:

(m) Indebtedness not otherwise permitted under this Section 6.01 in a principal amount outstanding not to exceed $40,000,000 in the aggregate at any time; provided that no more than $25,000,000 of such amount may be incurred by Subsidiaries other than the Borrowers.

(f) Section 6.02 of the Credit Agreement is amended by relettering subsections (f) and (g) thereof as (g) and (h), respectively and by inserting a new subsection (f) therein in proper alphabetical order to read as follows:

(f) Liens which (x) do not secure Indebtedness and (y) are incurred in the ordinary course of business, including Liens granted in connection with any investments, trades, facilities or other arrangements with any swap counterparty, securities or other broker/dealer or clearing exchange in an aggregate amount not to exceed $100,000,000;

(g) Section 6.05 of the Credit Agreement is amended and restated in its entirety to read as follows:

Swap Agreements. The Borrowers will not, and will not permit any Subsidiary to, enter into any Swap Agreement, except (a) non-speculative Swap Agreements entered into to hedge or mitigate risks to which a Borrower or any Subsidiary has (or reasonably expects to have) actual exposure (other than those in respect of Equity Interests of a Borrower or any of its Subsidiaries), (b) non-speculative Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of a Borrower or any Subsidiary and (c) Swap Agreements entered into in connection with any Restricted Payments permitted to be made under Section 6.06(a)(ii).

(h) Section 6.06(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a) (i) the Parent may declare and pay publicly announced and regularly scheduled dividends on its issued and outstanding common stock that is traded publicly on a national securities exchange, (ii) the Parent or any Subsidiary may make stock repurchases and other Restricted Payments, in each case of or relating to the Capital Stock of the Parent, pursuant to the stock repurchase plan approved by the board of directors of the Parent on November 13, 2007 in an aggregate amount not in excess of $120,000,000 after the Effective Date through the Amendment No. 2 Effective Date and (iii) the Parent or any Subsidiary may make stock repurchases and other Restricted Payments, in each case of or relating to the Capital Stock of the Parent, in an aggregate amount not in excess of $150,000,000 after the Amendment No. 2 Effective Date; provided, however that no Restricted Payment shall be permitted to be declared, and no Restricted

Payment (other than dividends declared in compliance herewith) shall be permitted to be paid, under this clause (a) if any Default is existing either at the time of the proposed Restricted Payment or immediately after giving effect thereto;

(i) Section 6.09 of the Credit Agreement is amended and restated in its entirety to read as follows:

Minimum Interest Coverage Ratio. The Borrowers will not permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than 1.25:1.00.

(j) Section 6.11 of the Credit Agreement is amended and restated in its entirety to read as follows:

Tangible Net Worth. (a) Argo US will not permit at any time its Tangible Net Worth to be less than the sum of (i) $485,000,000 plus (ii) 50% of the positive net income of Argo US and its subsidiaries on a consolidated basis for each fiscal quarter ending after March 31, 2011 and (b) the Parent will not permit at any time its Tangible Net Worth to be less than the sum of (i) $835,000,000 plus (ii) 50% of positive net income of the Parent and its subsidiaries on a consolidated basis for each fiscal quarter ending after March 31, 2011.

(k) Section 9.02 of the Credit Agreement is amended by inserting a new subsection (d) therein in proper alphabetical order to read as follows:

(d) Notwithstanding the foregoing, upon the execution and delivery of all documentation required by Section 2.09(e) to be delivered in connection with an increase to the aggregate Commitments, the Administrative Agent, the Borrowers and the new or existing Lenders whose Commitments have been affected may and shall enter into an amendment hereof (which shall be binding on all parties hereto and the new Lenders) solely for the purpose of reflecting any new Lenders and their new Commitments and any increase in the Commitment of any existing Lender.

(l) Schedule 1.01 to the Credit Agreement is amended and restated in its entirety to read as set forth on Schedule 1 hereto.

(m) Schedule 2.01 to the Credit Agreement is amended and restated in its entirety to read as set forth on Schedule 2 hereto.

2. Representations and Warranties of the Borrowers. Each Borrower represents and warrants that:

(a) The execution, delivery and performance by the Borrowers of this Amendment No. 2 are within the Borrowers’ corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Amendment No. 2 has been duly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) After giving effect to this Amendment No. 2, each of the representations and warranties contained in the Credit Agreement (treating this Amendment No. 2 as a Credit Document and the Borrowers’ execution and delivery of this Amendment No. 2 as within the definition of “Transactions” for purposes thereof) is true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the date hereof as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) as of such earlier date); and

(c) After giving effect to this Amendment No. 2, no Default or Event of Default has occurred and is continuing.

3. Effective Date. This Amendment No. 2 shall become effective as of the date upon which each of the following conditions precedent shall be satisfied or waived:

(a) The Administrative Agent shall have received counterparts of this Amendment No. 2 executed by the Borrower, the Administrative Agent and each of the Lenders;

(b) The Administrative Agent shall have received for the benefit of each Lender an amendment fee equal to 0.10% of the aggregate Commitments (determined immediately after giving effect hereto) for the pro rata (relative to Commitment amount) benefit of each Lender

(c) The Borrowers shall have paid all out-of-pocket expenses described in Section 5 below; and

(d) The Administrative Agent shall have received such documents and certificates as it may reasonably request relating to the organization, existence and good standing of the Borrowers and the authorization of this Amendment No. 2, all in form and substance reasonably satisfactory to the Administrative Agent;

and, upon such effectiveness, the amendments provided for herein shall be deemed made on and as of June 30, 2011 (the “Amendment No. 2 Effective Date”).

4. Reference to and Effect Upon the Credit Agreement.

(a) Except as specifically amended or waived above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment No. 2 shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except as specifically set forth herein. Upon the effectiveness of this Amendment No. 2, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5. Costs and Expenses. Each Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment No. 2, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

7. Headings. Section headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purposes.

8. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date and year first above written.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

By	/s/ Jay S. Bullock
Name:	Jay S. Bullock
Title:	Chief Financial Officer

ARGO GROUP US, INC.

By	/s/ Lynn K. Geurin
Name:	Lynn K. Geurin
Title:	Vice President & Treasurer

ARGO INTERNATIONAL HOLDINGS LIMITED

By	/s/ Ciaran O’Donnell
Name:	Ciaran O’Donnell
Title:	Director

ARGO UNDERWRITING AGENCY LIMITED

By	/s/ Ciaran O’Donnell
Name:	Ciaran O’Donnell
Title:	Director

[Signature page to Amendment No. 2 to Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Jennifer N. Wilkinson
Name:	Jennifer N. Wilkinson
Title:	Senior Vice President

[Signature page to Amendment No. 2 to Credit Agreement]

WELLS FARGO BANK, N.A.

By:	/s/ Terry L. Witte
Name:	Terry L. Witte
Title:	Senior Vice President

[Signature page to Amendment No. 2 to Credit Agreement]

THE FROST NATIONAL BANK

By:	/s/ Victor J. Harris
Name:	Victor J. Harris
Title:	Senior Vice President

[Signature page to Amendment No. 2 to Credit Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Tiffany Burgess
Name:	Tiffany Burgess
Title:	Vice President

[Signature page to Amendment No. 2 to Credit Agreement]

HSBC BANK BERMUDA LTD.

By:	/s/ Matthew Living
Name:	Matthew Living
Title:	Vice President & Global Relationship Manager

By:	/s/ Shannon Burgess
Name:	Shannon Burgess
Title:	Vice President & Senior Relationship Manager

[Signature page to Amendment No. 2 to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Bonnie Wiskowski
Name:	Bonnie Wiskowski
Title:	Vice President

[Signature page to Amendment No. 2 to Credit Agreement]

BARCLAYS BANK PLC

By:	/s/ Stuart Ratcliffe
Name:	Stuart Ratcliffe
Title:	Director

[Signature page to Amendment No. 2 to Credit Agreement]

SUNTRUST BANK

By:	/s/ K. Scott Bazemore
Name:	K. Scott Bazemore
Title:	Vice President

[Signature page to Amendment No. 2 to Credit Agreement]

SCHEDULE 1 TO AMENDMENT NO. 2

PRICING SCHEDULE

APPLICABLE MARGIN (ALTERNATIVE BASE RATE SPREAD)	LEVEL I	LEVEL II	LEVEL III
Leverage Ratio ≤ 20%	0.75%	1.00%	1.75%
Leverage Ratio ≤ 30%	1.00%	1.25%	2.00%
Leverage Ratio > 30%	1.25%	1.50%	2.50%

APPLICABLE MARGIN (EUROCURRENCY SPREAD)	LEVEL I	LEVEL II	LEVEL III
Leverage Ratio ≤ 20%	1.75%	2.00%	2.75%
Leverage Ratio ≤ 30%	2.00%	2.25%	3.00%
Leverage Ratio > 30%	2.25%	2.50%	3.50%

COMMITMENT FEE	LEVEL I	LEVEL II	LEVEL III
Commitment Fee Rate	0.25%	0.30%	0.45%

“Argo US Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Argo US’s Issuer Credit Rating, as determined without third-party enhancement.

“Borrower Rating” means, as of any date of determination, the Argo US Rating; provided, however, that at any time that there exists both an Argo US Rating and a Parent Rating and there is a split between such Ratings, then the higher1 of such Ratings shall apply, unless there is a split in Ratings of more than one level, in which case the level that is one level higher than the lower Rating shall apply.

“Parent Rating” means, at any time, the rating, if any, issued by S&P and then in effect with respect to the Parent’s Issuer Credit Rating, as determined without third-party enhancement.

“Rating” means an Argo US Rating or a Parent Rating.

“Subsidiary Rating” means, at any time, the AM Best Financial Strength Rating then in effect for Argo US’s rated operating insurance Subsidiaries.

“Level I Status” exists at any date if, on such date, the Borrower Rating is BBB or better and the Subsidiary Rating is A or better.

[1]	It being understood and agreed, by way of example, that a Rating of A- is one level higher than a Rating of BBB+.

[Signature page to Amendment No. 2 to Credit Agreement]

“Level II Status” exists at any date if, on such date, the Borrowers have not qualified for Level I Status and the Borrower Rating is BBB- or better and the Subsidiary Rating is A- or better.

“Level III Status” exists at any date if, on such date, the Borrowers have not qualified for Level I Status or Level II Status.

“Status” means Level I Status, Level II Status and Level III Status.

The Applicable Rate shall be determined in accordance with the foregoing table based on the Status as determined from the then current Borrower Rating and Subsidiary Rating and the Leverage Ratio as reflected in the then most recent financial statements delivered pursuant to Section 5.01 (the “Financials”). The Borrower Rating and Subsidiary Rating in effect on any date for the purposes of this Schedule shall be that in effect at the close of business on such date. Adjustments, if any, to the Applicable Rate arising out of a change in the Leverage Ratio shall be effective five Business Days after the Administrative Agent has received the applicable Financials. If the Borrowers fail to deliver the Financials to the Administrative Agent at the time required pursuant to this Agreement, then the Applicable Rate shall be the highest Applicable Rate set forth in the foregoing table for the then effective Borrower Rating and Subsidiary Rating until five Business Days after such Financials are so delivered. Until adjusted after the receipt of the first set of Financials delivered after the Effective Date, Level II Status with a Leverage Ratio of 22% shall be deemed to exist.

[Signature page to Amendment No. 2 to Credit Agreement]